Exhibit 99.1

Vignette Reports 16% Year-over-Year Revenue Growth

Vignette Third Quarter Results Meet Target Range for Fifth Consecutive Quarter

AUSTIN, TX – October 23, 2003 – Vignette Corporation today announced financial results for the third quarter ended September 30, 2003. Total revenue for the third quarter was $38.0 million with license revenue representing $13.4 million of total revenue. On a GAAP basis, Vignette’s operating loss for the third quarter was $2.7 million and GAAP net loss was $1.9 million or ($0.01) per share. On a non-GAAP basis, Vignette’s operating loss was $1.9 million with a non-GAAP net loss of $1.1 million or $(0.00) per share. Non-GAAP results exclude amortization of deferred stock compensation and certain intangible assets and one-time charges. One-time charges generally include business restructuring-related, investment and fixed asset impairment charges.

“We made major progress in the third quarter in our drive to establish Vignette as the market-leading provider of portal-based applications,” said Thomas E. Hogan, president and chief executive officer of Vignette. “We announced the planned acquisition of Intraspect, the industry’s best Java-based solution for enterprise collaboration. We delivered two major release enhancements to our flagship Vignette® V7 Content Management System and garnered further industry acclaim, including our recognition by Forbes as the Best of the Web in Content Management. And finally, we continued our relentless drive toward profitability, delivering a 5% sequential reduction in quarterly operating expenses,” Hogan said. Hogan continued, “While we delivered expectations for revenue and net income for the fifth straight quarter, we fell marginally short of our internal objective to achieve profitability from core operations. More importantly, however, we have now positioned ourselves as the industry’s leading provider of a highly integrated and agnostic Java-based suite of portal, content, and collaboration solutions. We remain committed to our leadership position in delivering portal-based applications for productivity, service, collaboration, marketing, and commerce.”

Industry Recognition and Leadership

The Vignette V7 Content Management offerings continue to garner industry acclaim, including:

•	Forbes Best of the Web winner in Content Management
•	KMWorld’s Trendsetting Product of the Year in the Smart Enterprise Suite category
•	Transform Magazine’s Readers’ Choice Award winner for favorite Web content management solution

In addition, the Vignette Application Portal continues to be recognized as the leading independent solution for portals. The July 2003 Morgan Stanley CIO Survey Series: Release 4.1, which surveys more than 220 CIOs at Fortune 1000 companies, ranked Vignette as the third-most implemented portal product on the market, trailing only “internally developed solutions” and IBM by a small margin. In the respected market overview, Morgan Stanley placed Vignette ahead of, in ranked order of deployments, Oracle Corp., PeopleSoft Inc., SAP AG, BEA Systems Inc., Computer Associates International, Inc., Novell Inc., Plumtree Software Inc. and Sun Microsystems Inc.

Intraspect Acquisition

On September 15, 2003, Vignette announced that it had entered into a definitive agreement to acquire privately held Intraspect Software, Inc., a leading provider of enterprise collaboration solutions. The acquisition will bring together the acknowledged market leader in content management and portal solutions with the award-winning Intraspect technology to deliver the most advanced unified solution to power the enterprise Web. The transaction is expected to close in the fourth quarter and is subject to approval from Intraspect stockholders and customary closing conditions.

Government Advisory Board

Also in September, Vignette announced the formation of the Vignette Government Advisory Board, co-chaired by Steven G. Papermaster, a committee chair in President George W. Bush’s President’s Council of Advisors on Science and Technology, and Dick Martin, Vignette’s government and public sector vice president. Martin and Papermaster are joined on the Vignette Government Advisory Board by industry luminaries Milton Cooper, former president of Computer Sciences Corp., Federal Sector; Bill Dvoranchik, former president and chief executive officer of EDS Federal; Robert Woods, former Federal Technology Service commissioner for the General Services Administration and current president of Topside Consulting Group; and Dan Young, former vice chairman and chief executive officer of Federal Data Corp. The Vignette Government Advisory Board is designed to proactively identify new opportunities for Vignette in the public sector and to further increase Vignette’s presence and value to government customers.

North American and European Vignette Village 2003

Vignette will host its North American Vignette Village® 2003, Vignette’s widely anticipated annual user conference, Oct. 27–29 at Barton Creek Resort in Austin, TX, where current and prospective customers, industry and financial analysts, and partners will gather to learn how leading companies are leveraging Vignette to power their enterprise Web initiatives. Keynote presentations at Vignette Village 2003 will be delivered by industry luminaries such as Norman Lorentz, former chief technology officer of the U.S. Office of Management and Budget; Devery Johnson, Senior Manager of Global Business Infrastructure for MSW-Developer Operations at Nokia; Dave Stuttard, vice president of Application Solutions at Avnet Computer Marketing; and Mark Gilbert, vice president and research director at Gartner Inc.

Vignette will also be hosting a series of Vignette Villages throughout Europe in November. Vignette will host its European customers, prospects, analysts and media in Munich, Germany, Paris, France, London, United Kingdom, and La Coruña, Spain. The events will start on November 4 and run through November 12.

Customers

New customers added during the third quarter include Algar Telecom Leste SA, the City of Toronto, H&R Block, Maxtor Corporation, Resmed Limited and the US Department of Defense—Defense Commissary Agency. Vignette also recognized follow-on orders from existing customers including Metlife, BSkyB, Telecom Italia Mobile, Iberia Lineas Aereas, Lexmark International, Travelocity, Thermo Electron Corporation, TIAA-CREF, General Services Administration, Johnson Controls, and Vodafone España.

Conference Call Details

Vignette will host a conference call and live Web cast regarding its third quarter 2003 financial results on Thursday, October 23, 2003, at 5 p.m. EDT. To access the Web cast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live Web cast, dial-in information is as follows:

Toll-free number: (888) 428-4479

International number: (651) 291-0900

Call title: Vignette Financial Results Call

The Web cast and conference call will be archived and available for replay from Thursday, October 23, 2003, at 8:30 p.m. EDT to Monday, October 27, 2003, at 11:59 p.m. EST. The replay information is as follows:

Toll-free number: (800) 475-6701

International number: (320) 365-3844

Access code: 701712

About Vignette Corporation

Vignette (Nasdaq: VIGN) enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing enterprise Web applications. Vignette powers the enterprise Web for more than 1,600 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this earnings release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, market growth and competition. All forward-looking statements included in this earnings release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could contribute to such differences include overall trends affecting the growth of e-business, the Internet and the economy; political and economic uncertainty arising out of the terrorist attacks; fluctuations in quarterly operating results due to competition, the length of our sales cycles, customer-timing decisions, general economic conditions or other factors; meeting Nasdaq’s National Market listing requirements; our ability to continue to develop new products and services to meet the rapid competitive cycles of our industry; our ability to maintain the growth in the number of trained third-party consultants; our ability to recognize recurring revenue from our existing customers; our ability to continue to develop a professional services business; our ability to successfully complete the implementation of our business restructuring efforts; our ability to attract and retain key talent; and our ability to integrate acquisitions successfully. These and other factors are described in our filings with the SEC, including our report on Form 10-K for the year ended December 31, 2002.

© 2003 Vignette Corp.

Vignette is a registered trademark of Vignette Corp.

All other names are the trademarks of their respective companies.

# # #

CONTACTS
Investor Contacts:
Charles Sansbury
Chief Financial Officer
(512) 741-4400
csansbury@vignette.com

Press Contacts:
Alison Raffalovich	Jim Hahn
Director, Corporate Communications	Manager, Corporate Communications
(512) 741-1214	(512) 741-4871
alison.raffalovich@vignette.com	jhahn@vignette.com

VIGNETTE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$262,475	$307,754
Accounts receivable, net	26,096	28,817
Prepaid expenses and other current assets	4,862	4,044

Total current assets	293,433	340,615

Property and equipment, net	15,550	23,500

Investments	13,530	13,652
Intangibles, net	39,156	44,630
Other assets	1,355	2,215

Total assets	$363,024	$424,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$39,157	$77,647
Deferred revenue	31,881	41,644
Current portion of capital lease obligation	139	324
Other current liabilities	5,440	6,375

Total current liabilities	76,617	125,990

Deferred revenue, less current portion	1,378	2,650
Long-term liabilities, less current portion	25,202	30,120

Total liabilities	103,197	158,760

Stockholders’ equity	259,827	265,852

Total liabilities and stockholders’ equity	$363,024	$424,612

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenue:
Product license	$13,405	$11,354	$44,806	$44,455
Services	24,602	21,362	74,315	70,289

Total revenue	38,007	32,716	119,121	114,744
Cost of revenue:
Product license	886	394	1,966	1,706
Amortization of acquired technology	800	—	2,400	—
Services	9,558	9,701	29,966	33,728

Total cost of revenue	11,244	10,095	34,332	35,434

Gross profit	26,763	22,621	84,789	79,310
Operating expenses:
Research and development	8,783	11,757	31,451	38,657
Sales and marketing	16,607	16,681	51,127	64,457
General and administrative	4,104	5,107	12,548	16,968
Purchased in-process research and development, acquisition-related and other charges	—	—	2,270	—
Business restructuring charges	(623)	18,064	(2,011)	31,872
Amortization of deferred stock compensation	178	137	792	1,210
Amortization of intangibles	442	334	1,493	15,579

Total operating expenses	29,491	52,080	97,670	168,743

Loss from operations	(2,728)	(29,459)	(12,881)	(89,433)
Other income, net	1,085	(4,676)	3,396	(1,938)

Loss before income taxes	(1,643)	(34,135)	(9,485)	(91,371)
Provision for income taxes	278	70	850	692

Net loss	$(1,921)	$(34,205)	$(10,335)	$(92,063)

Basic and diluted net loss per share	$(0.01)	$(0.14)	$(0.04)	$(0.37)

Shares used in computing basic and diluted net loss per share	253,340	250,112	252,321	248,741

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – NON-GAAP

(in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenue:
Product license	$13,405	$11,354	$44,806	$44,455
Services	24,602	21,362	74,315	70,289

Total revenue	38,007	32,716	119,121	114,744
Cost of revenue:
Product license	886	394	1,966	1,706
Services	9,558	9,701	29,966	33,728

Total cost of revenue	10,444	10,095	31,932	35,434

Non-GAAP gross profit (1)	27,563	22,621	87,189	79,310
Operating expenses:
Research and development	8,783	11,757	31,451	38,657
Sales and marketing	16,607	16,681	51,127	64,457
General and administrative	4,104	5,107	12,548	16,968

Total operating expenses	29,494	33,545	95,126	120,082

Non-GAAP loss from operations (1)(2)	(1,931)	(10,924)	(7,937)	(40,772)
Other income, net	1,085	1,459	3,396	4,655

Non-GAAP loss before income taxes (1)(2)(3)	(846)	(9,465)	(4,541)	(36,117)
Provision for income taxes	278	70	850	692

Non-GAAP net loss (1)(2)(3)	$(1,124)	$(9,535)	$(5,391)	$(36,809)

Non-GAAP basic and diluted net loss per share (1)(2)(3)	$(0.00)	$(0.04)	$(0.02)	$(0.15)

Shares used in computing non-GAAP basic and diluted net loss per share	253,340	250,112	252,321	248,741

Supplemental Data (1)(2)(3):

(1) For the quarter and nine months ended September 30, 2003, excludes amortization of technology acquired in the Epicentric, Inc. business combination ($0.8M and $2.4M, respectively).

(2) For the quarters ended September 30, 2003 and 2002, excludes: (a) business restructuring charges [($0.6)M and $18.1M, respectively]; (b) amortization of deferred stock compensation ($0.2M and $0.1M, respectively); and (c) amortization of intangible assets ($0.4M and $0.3M, respectively). For the nine months ended September 30, 2003 and 2002, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($2.3M and $0, respectively); (b) business restructuring charges [($2.0)M and $31.9M, respectively]; (c) amortization of deferred stock compensation ($0.8M and $1.2M, respectively); and (d) amortization of intangible assets ($1.5M and $15.6M, respectively).

(3) For the quarters ended September 30, 2003 and 2002, excludes impairment charges for certain equity investments ($0 and $6.0M, respectively). For the nine months ended September 30, 2003 and 2002, excludes impairment charges for certain equity investments ($0 and $6.5M, respectively).